As filed with the Securities and Exchange Commission on December 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARMACYTE BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	62-1772151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

PharmaCyte Biotech, Inc. 2021 Equity Incentive Plan

PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan

(Full titles of the plans)

Joshua N. Silverman

Interim Chief Executive Officer, Interim President and Interim Chairman of the Board

PharmaCyte Biotech, Inc.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada

Telephone: (917) 595-2850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch

Daniel A. Bagliebter

Jeffrey D. Cohan

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

PharmaCyte Biotech, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

•	the Registrant’s Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on August 13, 2024;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on September 17, 2024; and

•	the description of the Registrant’s Common Stock set forth in a registration statement on Form 8-A, filed with the SEC on August 2, 2021, including any further amendments thereto or reports filed for the purposes of updating this description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s directors and officers are indemnified as permitted by the Registrant’s Articles of Incorporation, as amended (the “Articles of Incorporation”), its bylaws, as amended (the “Bylaws”) and the Nevada Revised Statutes (“NRS”). The Registrant believes that the indemnity and limitation of liability provisions contained in the indemnification agreements with its officers and directors are necessary to attract and retain qualified persons for those positions. No pending material litigation or proceeding involving the Registrant’s directors, executive officers, employees or other agents as to which indemnification is being sought exists, and the Registrant is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of its directors or executive officers.

The following is a summary of the relevant provisions in the Articles of Incorporation, Bylaws, and Nevada law with regard to limitation of liability and indemnification of the Registrant’s directors and officers. The full provisions are contained in the NRS and such documents.

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Limitation of Liability

The NRS provide that an officer or director of a Nevada corporation will not be liable for acts or omissions unless:

•	the presumption that the officer or director acted in good faith, on an informed basis and with a view to the interests of the corporation is rebutted;

•	it is proven that the officer's or director's acts or omissions constituted a breach of fiduciary duties; and

•	it is proven that such breach involved intentional misconduct, fraud, or a knowing violation of law.

Indemnification

The indemnification agreements that the Registrant has with our officers and directors provide for their indemnification to the fullest extent permitted by Nevada law. The Bylaws and the NRS provide that a corporation may indemnify directors and officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, lawsuit, or proceeding as long as such person:

•	is not liable under Section 78.138 of the NRS, i.e., exercised his or her powers as a director or officer of the corporation in good faith and with a view to the interests of the corporation; and

•	acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

•	the corporation is required to indemnify any director or officer against expenses, including attorneys’ fees, incurred by such person who has been successful on the merits or otherwise in defense of any action, suit, or proceeding.

The Registrant will advance expenses of any director or officer incurred in defending any civil or criminal action, lawsuit, or proceeding and such director or officer must repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

The Registrant has been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will (unless in the opinion of its counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

The Registrant maintains a director and officer insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

23.2*	Consent of Marcum LLP.

23.3*	Consent of Armanino LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	PharmaCyte Biotech, Inc. 2021 Equity Incentive Plan.	10-K	001-40699	10.42	July 28, 2022

99.2	PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan.	DEF 14A	001-40699	Appendix A	November 25, 2022

107*	Filing Fee Table.

*	Filed herewith.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 4th day of December, 2024.

PHARMACYTE BIOTECH, INC.

By:	/s/ Joshua N. Silverman
Joshua N. Silverman
Interim Chief Executive Officer and Interim President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua N. Silverman and Carlos A. Trujillo and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua N. Silverman Joshua N. Silverman	Interim Chief Executive Officer and Interim President (Principal Executive Officer)	December 4, 2024

/s/ Carlos A. Trujillo Carlos A. Trujillo	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	December 4, 2024

/s/ Michael Abecassis Dr. Michael Abecassis	Director	December 4, 2024

/s/ Jonathan L. Schechter Jonathan L. Schechter	Director	December 4, 2024

/s/ Wayne R. Walker Wayne R. Walker	Director	December 4, 2024

/s/ Robert Weinstein Robert Weinstein	Director	December 4, 2024

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